NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS DOCUMENT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

PROMISSORY NOTE

June 27th, 2013	$_____

New York, New York

FOR VALUE RECEIVED, Millennium Healthcare, Inc., a corporation incorporated under the laws of the State of Delaware and located at 400 Garden City Plaza, Suite 440, Garden City N.Y. 11530 (the “Company”), hereby promises to pay to the order of _______________ residing at _______________________, (the “Holder”), the principal amount of sixty-three thousand and 00/100 United States Dollars (US$63,000) (the “Principal Amount”) on or prior to the earlier of (i) the thirteenth month anniversary of the date hereof or (ii) a Qualified Offering as defined and referenced below (the “Maturity Date”). Further, the parties hereto acknowledge that no interest shall accrue on the Principal Amount. This Promissory Note, constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. This Promissory Note (this note, and all modifications, extensions, future advances, supplements, and renewals thereof, and any substitutions therefor, hereinafter referred to as the “Note”) shall be payable in accordance with the terms set forth below.

1.           Payments of Principal and Original Issue Discount.

(a)          Payment of Principal. The Principal Amount shall be paid to the Holder on or prior to the Maturity Date.

(b)          Original Issue Discount. The Company acknowledges that the Principal Amount of this Note exceeds the $50,000 purchase price to be paid by the Holder hereof (the “Purchase Price”) and that such excess is made up of an original issue discount of $13,000 (the “Original Issue Discount Amount”) which shall be fully earned and charged to the Company as of the Funding Dates and paid to the Holder as part of the Principal Amount as set forth in this Note.

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(c)          General Payment Provisions. All payments on this Note shall be made in lawful money of the United States of America by certified bank check or wire transfer to such account as the Holder may designate by written notice to the Company in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding Business Day. For purposes of this Note, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the State of New York are authorized or required by law or executive order to remain closed.

(d)          Prepayment. At any time prior to the Maturity Date the Company may pre-pay this Note in full or in part without penalty upon receiving the written consent of the Holder. Upon prepayment of this Note in full, the Holder shall have no further rights under this Note (except for such rights that may specifically survive the payment of the Note).

2.           Conversion upon Qualified Offering: Holder shall have the right to use any sums due and owing under this Note to participate in any Qualified Offering (other than an Exempt Issuance as defined below), on the same terms, and conditions provided for in such Qualified Offering. A “Qualified Offering” shall mean an equity financing pursuant to which the Company sells, in one or more related transactions, shares of the Company’s Common Stock with aggregate cash proceeds to the Company of not less than one million five hundred thousand dollars (US$1,500,000), including any and all notes which are convertible into Common Stock of the Company and warrants which are exercisable into shares of Common stock of the Company (with such amount convertible/exercisable considered aggregate proceeds to the Company). For purposes of determining the Maturity Date the Qualified Offering shall be deemed completed upon the funding of the Company of one million five hundred thousand dollars (US$1,500,000) pursuant to such sale of securities. Notwithstanding the foregoing, Holder shall be entitled to a ten percent (10%) discount to the purchase price of any equity securities pursuant to a Qualified Offering. An “Exempt Issuance” means the issuance of: (i) securities to employees, attorneys, consultants, officers or directors of the Company pursuant to any incentive plan duly adopted for such purpose, (ii) a registered or underwritten offering and (iii) securities exercisable or exchangeable for or convertible into other securities issued and outstanding on the date hereof. (iv) securities issued in connection with any merger or acquisition transaction.

3.           Defaults and Remedies.

(a)          Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder: (i) the Company shall fail to pay any installment of principal within thirty (30) business days of when any such payment shall be due and payable; (ii) the Company makes an assignment for the benefit of creditors; (iii) any order or decree is rendered by a court which appoints or requires the appointment of a receiver, liquidator or trustee for the Company, and the order or decree is not vacated within sixty (60) days from the date of entry thereof; (iv) any order or decree is rendered by a court adjudicating the Company insolvent, and the order or decree is not vacated within sixty (60) days from the date of entry thereof; (v) the Company files a petition in bankruptcy under the provisions of any bankruptcy law or any insolvency act; (vi) the Company admits, in writing, its inability to pay its debts as they become due (provided, however, that receipt by the Company of an audit letter from its accountants questioning the viability of the Company as a going concern shall not, in and of itself, be construed as an admission by the Company of its inability to pay its debts as they become due); (vii) a proceeding or petition in bankruptcy is filed against the Company and such proceeding or petition is not dismissed within ninety (90) days from the date it is filed; (viii) the Company files a petition or answer seeking reorganization or arrangement under the bankruptcy laws or any law or statute of the United States or any other foreign country or state; or (ix) the Company shall fail to perform, comply with or abide by any of the stipulations, agreements, conditions and/or covenants contained in this Note on the part of the Company to be performed complied with or abided by, and such failure is not cured within sixty (60) days after written notice of such failure is delivered by Holder to the Company.

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(b)          Remedies. Upon the occurrence of one or more Events of Default, the Holder, at its option and without further notice, demand or presentment for payment to the Company or others, may declare the then outstanding principal balance of this Note, immediately due and payable, together with all reasonable attorneys’ fees, paralegals’ fees and costs and expenses incurred by the Holder in collecting or enforcing payment thereof (whether such reasonable fees, costs or expenses are incurred in negotiations, all trial and appellate levels, administrative proceedings, bankruptcy proceedings or otherwise), and all other sums due by the Company hereunder, all without any relief whatsoever from any valuation or appraisement laws and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the Holder at law, in equity, or under this Note. In the event of any such uncured default by the Company listed above, the entire monies owed in any outstanding note above shall convert into common stock of the Company at a 50% discount to the 30 day average closing price per share. Upon this conversion, the Note shall be deemed fully satisfied.

4.           Lost or Stolen Note. Upon notice to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and customary for similar circumstances in commercial lender/borrower circumstances, and, in the case of mutilation, upon surrender and cancellation of the Note, the Company shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note.

5.           Cancellation. At Maturity, after all principal and any interest owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be re-issued.

6.           Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of New York, without giving effect to provisions thereof regarding conflict of laws. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper, provided, however, nothing contained herein shall limit the Holder’s ability to bring suit or enforce this Note in any other jurisdiction. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending by certified mail or overnight courier a copy thereof to such party at the address indicated in the preamble hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

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7.           Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies of the Holder as provided herein shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

8.           Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.

9.           Failure or Indulgence Not Waiver. Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

10.         Notice. Notice shall be given to each party at the address indicated in the preamble hereto or at such other address as provided to the other party in writing in the manner provided by the subscription agreement.

11.         Usury Savings Clause. Notwithstanding any provision in this Note, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance of this Note immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though the Company had specifically designated such excess sums to be so applied to the reduction of such outstanding principal balance and the Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder of this Note may, at any time and from time to time, elect, by notice in writing to the Company, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the outstanding principal balance. It is the intention of the parties that the Company does not intend or expect to pay nor does the Holder intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

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12.         Binding Effect. This Note shall be binding upon the Company and the successors and assigns of the Company and shall inure to the benefit of Holder and the successors and assigns of Holder.

13.         Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part, in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in any of those events, only such provision or provisions shall be deemed null and void and shall not affect any other provision of this Note. The remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.

14.         Participations. Holder may from time to time sell or assign, in whole or in part, or grant participations in this Note and/or the obligations evidenced hereby, subject, however, to first obtaining the Company’s written consent. The holder of any such sale, assignment or participation, if the applicable agreement between Holder and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Holder (to the extent of such holder’s interest or participation); and (b) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to the Company (to the extent of such holder’s interest or participation), in each case as fully as though the Company was directly indebted to such holder.

15.         Amendments. The provisions of this Note may be changed only by a written agreement executed by the Company and Holder.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be executed on and as of the date set forth above.

MILLENNIUM HEALTHCARE, INC.

By:
Name: Chris Amandola
Title: President

[signature page to Promissory Note ]

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